This Pledge and Security Agreement and the rights, remedies, representations and obligations of the parties hereto are subject to the terms and conditions of that certain Intercreditor Agreement between Hercules Technology Growth Capital, Inc. and each of Iroquois Capital LP, Cranshire Capital, L.P., Portside Growth and Opportunity Fund and Rockmore Investment Master Fund Ltd dated as of September 28, 2007.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”), dated as of September 28, 2007, made by Diomed Holdings, Inc., a Delaware corporation (“Grantor”), in favor of Iroquois Capital LP, Cranshire Capital, L.P., Portside Growth and Opportunity Fund and Rockmore Investment Master Fund Ltd (together, with their successors and assigns, the “Holders”), the holders of the Amended and Restated Variable Rate Secured Subordinated Convertible Debentures due October 2008 (the “Debentures”) issued by Grantor.

WITNESSETH:

WHEREAS, Hercules Technology Growth Capital, Inc. (“Senior Creditor”) and each of Grantor and Diomed, Inc., a Delaware corporation (together, the “Borrower”), have entered into that certain Loan and Security Agreement dated as of September 28, 2007 (as the same may be amended, restated, or otherwise modified from time to time, the “Senior Creditor Agreement”). The funds advanced to or owed by Grantor under the Senior Creditor Agreement shall be referred to collectively herein as the “Senior Loans.” To secure the Senior Loans, Borrower granted to Senior Creditor under the Senior Creditor Agreement a security interest in all of Borrower’s personal property assets. The making of the Senior Loans and the granting of the security interest in all of Borrower’s personal property assets are hereinafter referred to as the “Senior Transactions”;

WHEREAS, Prior to the date hereof, Grantor issued one or more Variable Rate Convertible Debentures (the “Existing Debenture”) to the Holders;

WHEREAS, the Existing Debenture prohibits the consummation of the Senior Transactions;

WHEREAS, the Holders are willing to permit the Grantor to enter into the Senior Transactions, subject to, among other things, the execution and delivery of the Debentures and this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Holders to extend financial accommodations to Grantor, Grantor hereby agrees for the benefit of the Holders as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Debentures for a statement of the terms thereof. All terms used in this Agreement which are defined in the Debentures or in Article 9 of the Uniform Commercial Code (the “Code”) currently in effect in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

(b) The following terms shall have the respective meanings provided for in the Code: “Accounts”, “Cash Proceeds”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Noncash Proceeds”, “Proceeds”, “Promissory Notes”, “Record”, and “Supporting Obligations”.

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“777 Patent Litigation” means litigation relating to the Borrower’s patent infringement case against AngioDynamics, Inc, and Vascular Solutions, Inc. relating to ‘777 patent, Civil Action No. 04-10019NMG and Civil Action No. 04-10444NMG, filed in the United States District Court for the District of Massachusetts.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Copyright Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any copyright.

“Copyrights” means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now owned or hereafter owned, acquired or used by Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Intellectual Property” means all Copyrights, Trademarks, Patents and Other Intellectual Property, including those described in Schedule I hereto.

“Licenses” means the Copyright Licenses, the Trademark Licenses and the Patent Licenses.

“Other Intellectual Property” means all trade secrets, ideas, inventions and improvements, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, design detail, drawings, all Software, computer software (including object and source code, data and related documentation), rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, owned, developed or used by Grantor.

“Patent Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent.

“Patents” means all domestic and foreign letters patent, design patents, utility patents, industrial designs, inventions, improvements, trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know how, formulae, rights of publicity and other general intangibles of like nature, now existing or hereafter acquired, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), all reissues, divisions, continuations, continuations in part and extensions or renewals thereof, all income, royalties, damages and payments now or hereafter due and/or payable for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Pledged Interests” means the Pledged Shares and all security entitlements therein.

“Pledged Shares” means (a) the shares of Capital Stock including those described in Schedule II hereto, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, issued by the Person described in such Schedule II (the “Pledged Issuer”), (b) any other shares of Capital Stock of the Pledged Issuer at any time and from time to time acquired by Grantor, whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Capital Stock, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Capital Stock, other equity interests, stock options and commodity contracts, notes, debentures, bonds, promissory notes or other evidences of indebtedness and all other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock.

“Software” means any computer programs and computer systems (including all databases, compilations, tool sets, compilers, higher level or proprietary languages, related documentation and materials, whether in source code, object code or human readable form) sold, marketed, distributed, licensed or maintained by each Grantor, and any computer programs necessary for the conduct of the business of each Grantor.

“Trademark Licenses” means all licenses, contracts or other agreements, whether written or oral, naming Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by Grantor and now or hereafter covered by such licenses.

“Trademarks” means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by Grantor, all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), all reissues, extensions or renewals thereof, together with all product lines and goodwill of the business symbolized by such marks and all customer lists, formulae and other Records of Grantor relating to the distribution of products and services in connection with which any of such marks are used, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

SECTION 2. Pledge and Grant of Security Interest. As collateral security for the payment, performance and observance of all of the Secured Obligations (defined below), Grantor hereby pledges and collaterally assigns to the Holders, and grants to the Holders a continuing security interest in, all personal property and Fixtures of Grantor, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper (whether tangible or electronic);

(c) all Commercial Tort Claims;

(d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Holders or any affiliate, representative, agent or correspondent of the Holders;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments (including, without limitation, all Promissory Notes);

(i) all Intellectual Property, and all Licenses;

(j) all Investment Property;

(k) all Letter-of-Credit Rights;

(l) all Pledged Shares;

(m) all Supporting Obligations;

(n) all other tangible and intangible personal property of Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Grantor described in the preceding clauses of this Section 2 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data, computer programs, and instructions for execution by a computer processor (including the code in such Software, computer programs, or instructions) in the possession or under the control of Grantor or any other Person from time to time acting for Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 or are otherwise necessary or helpful in the collection or realization thereof; and

(o) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case, howsoever Grantor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

SECTION 3. Security for Secured Obligations. The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the “Secured Obligations”):

(a) the prompt payment by Grantor, as and when due and payable (on demand, by mandatory prepayment, by scheduled maturity or otherwise), of all amounts from time to time owing by it under the Debentures, the other Transaction Documents and any other instruments, documents or agreements, as amended from time to time, now or hereafter representing or securing the Grantor’s indebtedness and obligations to the Holders (the Debentures, the other Transaction Documents and such other instruments, documents or agreements, collectively, the “Loan Documents”), whether for principal, interest, fees or otherwise (including, without limitation, amounts that but for the operation of Section 362 of the Bankruptcy Code would become due), in each case, of every kind, nature and description, direct and indirect, secured and unsecured, joint and several, absolute or contingent, due or to become due, now or hereafter arising and whether now existing or hereafter arising; and

(b) the due performance and observance by Grantor of all of its other obligations from time to time existing in respect of the Debentures and the other Loan Documents to which it is a party.

Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantor to the Holders under the Debentures and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 4. Representations and Warranties. Grantor represents and warrants as follows:

(a) Grantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on the first page hereof, and (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) There is no pending or, to the knowledge of Grantor, threatened, in writing, action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant by Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Holders of any rights or remedies hereunder.

(c) Grantor and will be at all times the sole and exclusive owner of the Collateral free and clear of any Lien, except for (i) the security interest created by this Agreement, (ii) the security interests and other encumbrances permitted by the Debentures and (iii) sales of assets permitted by the terms of the Debentures and the other Loan Documents. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office, except (x) such as may have been filed in favor of the Holders relating to this Agreement, and (y) such as may have been filed to perfect or protect any security interest or encumbrance permitted by the Debentures.

(d) The exercise by and Holder of any of its rights and remedies hereunder will not contravene law or any contractual restriction binding on or otherwise affecting Grantor or any of its properties and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

(e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or any other Person, is required for (i) the grant by Grantor, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by any Holder of any of its rights and remedies hereunder, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule III hereto.

SECTION 5. Covenants as to the Collateral. So long as any of the Secured Obligations shall remain outstanding and the Debentures shall not have terminated, unless each Holder shall otherwise consent in writing:

(a) Further Assurances. Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Holders may request in order (i) to perfect and protect the security interest purported to be created hereby; (ii) to enable the Holders to exercise and enforce their rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement.

(b) Transfers and Other Liens.

(i) Grantor will not sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral except to the extent expressly permitted under the terms of the Debenture, except that so long as no Event of Default shall have occurred and be continuing, the Grantor shall be permitted (x) to sell Inventory in the ordinary course of business and (y) to collect upon and enforce any judgment in the 777 Patent Litigation so long as all proceeds of any judgment in the 777 Patent Litigation shall be applied as required by the Loan Documents.

(ii) Grantor will not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Collateral, except for (A) the Liens and security interest created by this Agreement and the other Loan Documents and (B) the Liens, security interests and other encumbrances permitted by the Debentures.

(c) Inspection and Reporting. Grantor shall permit the Holders or any agents or representatives thereof or such professionals or other Persons as the Holders may designate to examine and inspect the books and records of Grantor and take copies and extracts therefrom.

SECTION 6. Additional Provisions Concerning the Collateral.

(a) Grantor hereby authorizes the Holders to file, without the signature of Grantor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(b) Grantor hereby irrevocably appoints each Holder as its attorney-in-fact and proxy, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in such Holder’s discretion upon the occurrence and during the continuance of any breach of or default under any Loan Document, to take any action and to execute any instrument which such Holder may deem necessary or advisable to accomplish the purposes of this Agreement (including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, and (ii) to file any claims or take any action or institute any proceedings which such Holder may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of such Holder with respect to any Collateral. This power is coupled with an interest and is irrevocable until all of the Secured Obligations are paid in full and the Debentures have been terminated.

(c) If Grantor fails to perform any agreement contained herein, each Holder may itself perform, or cause performance of, such agreement or obligation, in the name of Grantor or such Holder, and the expenses of such Holder incurred in connection therewith shall be payable by Grantor pursuant to Section 8 hereof and shall be secured by the Collateral.

(d) The powers conferred on the Holders hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, no Holder shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents;

(ii) Grantor may receive and retain any and all dividends, interest payments or other distributions paid in respect of the Pledged Interests to the extent permitted by the Loan Documents; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest payment or other distribution which at the time of such dividend, interest payment or other distribution was not permitted by the Loan Documents, shall be, and shall forthwith be delivered to the Holders to hold as, Pledged Interests and shall, if received by Grantor or any of its affiliates on behalf of Grantor, be received in trust for the benefit of the Holders, shall be segregated from the other property or funds of Grantor or such affiliate, and shall be forthwith delivered to the Holders in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Holders as Pledged Interests and as further collateral security for the Secured Obligations; and

(iii) the Holders will execute and deliver (or cause to be executed and delivered) to Grantor all such proxies and other instruments as Grantor may reasonably request for the purpose of enabling Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Holders, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends and interest payments;

(ii) without limiting the generality of the foregoing, the Holders may at their option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Pledged Issuer, or upon the exercise by the Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii) all dividends, distributions, interest and other payments which are received by Grantor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Holders, shall be segregated from other funds of Grantor, and shall be forthwith paid over to the Holders as Pledged Interests in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Holders as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Holders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including without limitation, transfer into the Holders’ name or into the name of their nominee or nominees (to the extent the Holders have not theretofore done so) and thereafter receive, for their benefit, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though they were the outright owner thereof, (ii) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of any Holder forthwith, assemble all or part of the Collateral as directed by such Holder and make it available to such Holder at a place or places to be designated by such Holder which is reasonably convenient to both parties, and any Holder may enter into and occupy any premises owned or leased by Grantor where the Collateral of any part thereof is located or assembled for a reasonable period in order to effectuate the Holders’ rights and remedies hereunder or under law, without obligation to Grantor in respect of such occupation, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any Holder’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Holders may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Holders shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Holders may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against the Holders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Holders accept the first offer received and does not offer the Collateral to more than one offeree and waives all rights which Grantor may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

(b) Any cash held by any Holder as Collateral and all cash proceeds received by the Holders in respect of any sale of or collection from, or other realization upon, all or any part the Collateral may, in the discretion of the Holders, be held by the Holders as collateral for, and/or then or at any time thereafter applied in whole or in part by the Holders against, all or any part of the Secured Obligations.

SECTION 9. Indemnity and Expenses.

(a) Grantor agrees to indemnify and hold each Holder harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees and disbursements of each Holder’s counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from such Holder’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b) Grantor agrees that upon demand Grantor will pay to each Holder the amount of any and all costs and expenses, including the reasonable fees and disbursements of such Holder’s counsel and of any experts and agents, which such Holder may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of any Holder hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to Grantor, to it in at the address set forth in theDebentures, or if to any Holder, to it at its address set forth in the Debentures; or as to such Person at such other address as shall be designated by such Person in a written notice to such other Persons complying as to delivery with the terms of this Section 10. All such notices and other communications shall be effective (a) if mailed, when received or three (3) days after deposited in the mails, whichever occurs first; (b) if telecopied, when transmitted and confirmation is received; or (c) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery.

SECTION 11. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Grantor and each Holder, and no waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall be effective unless it is in writing and signed by each Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Holders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Holders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Holders under any Loan Document against any party thereto are not conditional or contingent on any attempt any Holder to exercise any of its rights under any other Loan Document against such party or against any other Person.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full of the Secured Obligations and the termination of the Debentures, and (ii) be binding on Grantor and its successors and assigns and shall inure, together with all rights and remedies of the Holders hereunder, to the benefit of the Holders and their permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, each Holder may assign or otherwise transfer its rights under this Agreement and any other Loan Document, to any other Person and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to such Holder herein or otherwise. None of the rights or obligations of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Holders, and any such assignment or transfer shall be null and void.

(e) Upon the satisfaction in full of the Secured Obligations and the termination of the Debentures, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to Grantor, and (ii) the Holders will, upon Grantor’s request and at Grantor’s expense promptly, (A) return to Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f) Any and all obligations on the part any Holder under this Agreement shall constitute the several (and not joint) obligations of each Holder.

(g) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and effect of perfection or non-perfection of the security interest created hereby or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

(h) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one in the same agreement.

SECTION 12.  Submission to Jurisdiction; Waivers. Grantor hereby irrevocably and unconditionally:

(a) Submits for itself and its property in any action, suit or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof;

(b) Agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) Irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Grantor, at its address set forth in Section 9 hereof or at such other address of which the Holders shall have been notified pursuant thereto;

(d) To the extent that Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Grantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement;

(e) Agrees that nothing herein shall affect the right of the Holders to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f) Waives any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 13. Jury Trial Waiver. THE GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS PLEDGE AGREEMENT, ANY LOAN DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

DIOMED, INC.

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

HOLDERS:

IROQUOIS CAPITAL LP

By:
Name:
Title:
Address:

Attention:
Telephone:
Facsimile:

CRANSHIRE CAPITAL, L.P.

By:
Name:
Title:
Address:

Attention:
Telephone:
Facsimile:

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:
Name:
Title:
Address:

Attention:
Telephone:
Facsimile:

ROCKMORE INVESTMENT MASTER FUND LTD.

By:
Name:
Title:
Address:

Attention:
Telephone:
Facsimile:

SCHEDULE I

[Intellectual Property]

SCHEDULE II

Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number
Diomed, Inc.	40,000,000 3,500,000	100%	Common Preferred	1 P-1
Diomed Acquisition Corporation	1,000	100%	Common	1
Diomed PDT, Inc.	100	100%	Common	1

SCHEDULE III

GRANTOR	FILING OFFICE
Diomed Holdings, Inc.	Delaware